PAGE 1                        Registration No.
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549
                               -----------------
                      FORM S-8 TO REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                        MCI COMMUNICATIONS CORPORATION
                   ----------------------------------------
              (Exact name of issuer as specified in its charter)
                  Delaware                         52-0886267
          --------------------------------        ------------------
          (State or other jurisdiction of          (I. R. S. Employer
          incorporation or organization)           Identification No.)
                        1801 Pennsylvania Avenue, N.W.
                            Washington, D. C. 20006
                    ---------------------------------------
                   (Address of Principal Executive Offices)
                        MCI COMMUNICATIONS CORPORATION
                    ESOP and 401(k) FOR NONEXEMPT EMPLOYEES
                               PART II - 401(k)
                  ------------------------------------------
                           (Full title of the plan)
                           Michael H. Salsbury, Esq.
                 Executive Vice President and General Counsel
                        MCI Communications Corporation
                        1801 Pennsylvania Avenue, N.W.
                            Washington, D.C.  20006
                    ---------------------------------------
                       agent for service: (202) 872-1600

CALCULATION OF REGISTRATION FEE
                                Proposed     Proposed
Title of                        Maximum      Maximum
Securities         Amount       Offering     Aggregate  Amount of
to be              to be        Price        Offering   Registration
Registered         Registered   Per Share    Price      Fee
- ----------         ---------    ---------    --------   ------
Common Stock
(par value $.10     1,000,000    $26.50(b)   N/A        $9,137.93(c)
per share)         shares (a)

Approximate Date of Proposed Sales: From time to time after effective date of this Registration Statement.

- -----------------------------------------------------------------
(a) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(b) Price will be determined according to plan rules, using the fair market value of the Common Stock as quoted on the National Market tier of The NASDAQ Stock Market.

(c) Filing fee was calculated pursuant to 17 CFR 230.457(c), using a price of $26.50 which is the closing price of MCI Communications Corporation Common Stock on September 25, 1996, as quoted on the National Market tier of The NASDAQ
Stock Market, which is within two (2) business days prior to the date of filing.

Exhibit Index is located at page 13 of this document.

                             CROSS REFERENCE SHEET
                   Pursuant to Item 501(b) of Regulation S-K

Item
No.   Item in Form S-8                Caption in Prospectus
- ----  ---------------------------     ---------------------
Part I

 1.    Plan Information.              Summary Plan Description.

 2.    Registrant Information
       and Employee Plan              Summary Plan Description
       Annual Information.            Registration Statement.


Part II

 3.    Incorporation of               Summary Plan Description.
       Documents by Reference.        Registration Statement.

 4.    Description of Securities.     Not Applicable.

 5.    Interests of Named Experts     Registration Statement.
       and Counsel.

 6.    Indemnification                Registration Statement.
       of Directors and Officers.

 7.    Exemption from Registration    Not Applicable.
       Claimed.

 8.    Exhibits.                      Registration Statement.

 9.    Undertakings.                  Registration Statement.

PROSPECTUS
- ----------                   1,000,000 Shares

                      MCI COMMUNICATIONS CORPORATION

                               Common Stock

                        (Par Value $.10 Per Share)

                        --------------------------
                      MCI COMMUNICATIONS CORPORATION

                    ESOP and 401(k) FOR NONEXEMPT EMPLOYEES

                              PART II - 401(k)

                        --------------------------

     This Prospectus covers a maximum of 1,000,000 shares of Common Stock, par value $.10 per share ("Common Stock"), of MCI Communications Corporation (the "Company"), offered by the Company pursuant to the MCI Communications Corporation ESOP and 401(k) for Nonexempt Employees Part II - 401(k) (the "Plan") to those nonexempt employees of the Company and its Subsidiaries who may from time to time be eligible to purchase such shares under the Plan.

                        --------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        --------------------------
              The date of this Prospectus is September 27, 1996

        Item 3.   Incorporation of Documents by Reference.
                  ----------------------------------------

        The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement, except to the extent that any statement or information contained therein is modified, superseded or replaced by a statement or information contained in any subsequently filed document incorporated herein by reference:

        (a) The Registrant's Annual Report on Form 10-K and the Plan's Annual Report on Form 11-K for the year ended December 31, 1995.

        (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996.

        (c) The description of securities to be registered contained in the Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "1934 Act") relating to the Registrant's Common Stock, including any amendments or reports filed for the purpose of updating such description.

        (d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities remaining unsold.

        Item 4.   Description of Securities.
                  --------------------------

        Not applicable.

        Item 5.   Interests of Named Experts and Counsel.
                  ---------------------------------------

        The validity of the securities offered hereby has been passed upon for the Company by Michael H. Salsbury, Esquire, 1801 Pennsylvania Avenue, N.W., Washington, D.C. 20006, General Counsel of the Company. At August 31, 1996, Mr. Salsbury owned 75,286 shares of Common Stock of the Company.

        Item 6.   Indemnification of Directors and Officers.
                  -----------------------------------------

        The Registrant has in effect an insurance policy covering officers' and directors' legal liability containing a maximum limit of $50 million per loss per policy year, including legal fees and expenses, with retained liability of $2,000,000 for the Registrant.

        The Registrant's Certificate of Incorporation, at Section 8, provides as follows:

        (a) No director of this corporation shall be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this paragraph (a) to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director of this corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. No amendment or repeal of this paragraph (a) shall apply to or have any effect on the liability or alleged liability of any director of this corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

        (b) This corporation shall, to the fullest extent permitted by Delaware law, as in effect from time to time, indemnify all persons who are or were directors, officers and employees of this corporation or any wholly owned subsidiary, and all such directors, officers and employees who, at the request of this corporation, are or were at any time serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity. This corporation may also indemnify all other persons to the fullest extent permitted by Delaware law.

        The General Corporation Law of the State of Delaware, at Section 145, provides, in pertinent part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or serving another corporation at the request of the corporation, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Lack of good faith is not presumed from a settlement or nolo contendere plea. In addition, the indemnification of expenses (including attorneys' fees) is allowed in derivative actions, except no indemnification is allowed in respect to any claim, issue or matter as to which any such person has been adjudged to be liable to the corporation, unless the Court of Chancery decides that indemnification is proper. To the extent that any such person succeeds on the merits or otherwise, he shall be indemnified against expenses (including attorneys' fees). The determination that the person to be indemnified met the applicable standard of conduct, if not made by the Court, is made by the board of directors of the corporation by a majority vote of a quorum consisting of directors not party to such an action, suit or proceeding or, if a quorum is not obtainable or a disinterested quorum so directs, by independent legal counsel or by the stockholders. Expenses may be paid in advance upon the receipt of undertakings to repay. A corporation may purchase indemnity insurance.

        The Registrant has indemnification agreements with each of its directors which have been approved by stockholders. The indemnification under the indemnification agreements differs from that provided in Section 8 of the Registrant's Certificate of Incorporation in the following ways: (i) the Registrant is obligated to advance litigation expenses to an indemnitee, subject to reimbursement if the Reviewing Party (as defined in the indemnifica tion agreements) determines that the director would not be permitted such indemnification under applicable laws; (ii) the Registrant must prove that the applicable standard of conduct has not been met for indemnification if the Registrant denies protection to a director; (iii) upon a potential change in control (as defined in the indemnification agreements) the Registrant is required to contribute an amount sufficient to pay all claims for which the indemnitee is entitled to be indemnified to a trust for the benefit of the indemnitee (subject to an overall maximum amount on such trusts); (iv) a subsequent board of directors, hostile to an indemnitee entitled to indemnification, will not have the right to make a final determination that the indemnitee has not met the required standard of care; and (v) the period of time in which the Registrant may sue an indemnitee for an action is limited to two years from the date of accrual of such cause of action.

        Item 7.  Exemption from Registration Claimed.
                 -----------------------------------

        Not applicable.


        Item 8.  Exhibits.
                 --------

Exhibit No.    Description
- -----------    -----------

4(a)           Restated Certificate of
               Incorporation of Registrant
               (incorporated by reference to
               Exhibit 3(a) to Registrant's Annual
               Report on Form 10-K for the year
               ended December 31, 1994).

4(b)           By-laws of Registrant, as amended
               (incorporated by reference to
               Exhibit 3(ii) to Registrant's
               Registration Statement on Form
               S-3, Registration No. 33-57155).

5              Opinion of Counsel re Legality.

23(a)          Consent of Independent Accountants.

23(b)          Consent of Counsel (included in
               Exhibit 5).

        Item 9.  Undertakings.
                 ------------

        The undersigned Registrant hereby undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                   provided, however, that paragraphs (1)(i) and (1)(ii) above
                   --------  -------
                   do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

        2. That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

PAGE 10
                                   SIGNATURES
                                   ----------


        Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on this 27th day of September, 1996.

                               MCI COMMUNICATIONS CORPORATION


                                    By:  /s/ Bert C. Roberts, Jr., Chairman
                                         ----------------------------------
                                         Bert C. Roberts, Jr., Chairman

          Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities indicated on this 27th day of September, 1996.


         SIGNATURE                       TITLE
         ---------                       -----

/s/ Bert C. Roberts, Jr.
- ----------------------------          Principal Executive Officer,
Bert C. Roberts, Jr.                  Director

/s/ Douglas L. Maine
- ----------------------------          Principal Financial Officer
Douglas L. Maine

/s/ James M. Schneider
- ----------------------------          Principal Accounting Officer
James M. Schneider

/s/ Clifford L. Alexander, Jr.
- ----------------------------          Director
Clifford L. Alexander, Jr.

/s/ Judith Areen
- ----------------------------          Director
Judith Areen

/s/ Michael H. Bader
- ----------------------------          Director
Michael H. Bader

/s/ Richard M. Jones
- ----------------------------          Director
Richard M. Jones

/s/ Gordon S. Macklin             Director
- ----------------------------
Gordon S. Macklin


/s/ Alfred T. Mockett             Director
- ----------------------------
Alfred T. Mockett

/s/ Alan W. Rudge                 Director
- ----------------------------
Alan W. Rudge


/s/ Richard B. Sayford            Director
- ----------------------------
Richard B. Sayford


/s/ Gerald H. Taylor              Director
- ----------------------------
Gerald H. Taylor

/s/ Judith Whittaker              Director
- ----------------------------
Judith Whittaker

/s/ John R. Worthington           Director
- ----------------------------
John R. Worthington

The Plan.
- --------

      Pursuant to the requirements of the Securities Act of 1933, the plan administrator, MCI Communications Corporation, has duly caused this Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on this 27th day of September, 1996.


MCI Communications Corporation
ESOP and 401(k) for Nonexempt Employees
Part II - 401(k)



By:  /s/ Douglas L. Maine                Qualified Plans Committee Chairman
     -------------------------
     Douglas L. Maine



By:  /s/ C. Bolton-Smith, Jr.            Qualified Plans Committee Member
     -------------------------
     C. Bolton-Smith, Jr.



By:  /s/ Jonelle St. John                Qualified Plans Committee Member
     -------------------------
     Jonelle St. John


By:  /s/ William D. Wooten               Qualified Plans Committee Member
     --------------------------
     William D. Wooten

                               Index to Exhibits




Exhibit No.    Description
- -----------    -----------

4(a)           Restated Certificate of
               Incorporation of Registrant (incor-
               porated by reference to Exhibit 3(a)
               to Registrant's Annual Report on
               Form 10-K for the year ended
               December 31, 1994).

4(b)           By-laws of Registrant, as amended
               (incorporated by reference to
               Exhibit 3(iii) to Registrant's
               Registration Statement on Form S-3,
               Registration No. 33-57155).

5              Opinion of Counsel re Legality.

23(a)          Consent of Independent Accountants.

23(b)          Consent of Counsel (included in
               Exhibit 5).






PAGE 13 of 13